Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
     We consent to the incorporation by reference in Registration Statement Nos. 333-110207, 333-146108 and 33-81976 on Form S-3, and Registration Statement Nos. 333-143554 and 333-141919 on Form S-8 of our report dated February 15, 2008, relating to the financial statements of LDH Energy Mont Belvieu L.P. (formerly Mont Belvieu Storage Partners, L.P.), appearing in this Annual Report on Form 10-K of TEPPCO Partners, L.P. and subsidiaries for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Houston, Texas
February 28, 2008